Exhibit 99.1

Wright Medical Group, Inc. Reports Results for First Quarter Ended
March 31, 2004

    ARLINGTON, Tenn.--(BUSINESS WIRE)--April 27, 2004--

      Company Posts Record Quarterly Sales and Operating Profits

    Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics, today reported record financial results for its first quarter ended March 31, 2004.
    Net sales totaled $74.9 million during the first quarter ended March 31, 2004, reaching a record level for any quarter in Wright's history and representing a 28% increase over net sales of $58.6 million during the first quarter of 2003. Excluding the impact of foreign currency, net sales increased 22% during the first quarter. Net income for the first quarter of 2004 totaled $6.6 million, or $.19 per diluted share. Net income for the first quarter of 2003 totaled $2.0 million, or $.06 per diluted share, including the after-tax effect of a $4.6 million in-process research and development ("IPRD") charge that resulted from the Company's acquisition of certain ADCON(R) Gel technology assets. Excluding the effect of the 2003 IPRD charge, first quarter net income increased 37%, from $4.8 million in 2003, as adjusted, to $6.6 million in 2004, while first quarter diluted earnings per share increased 36%, from $.14 per diluted share in 2003, as adjusted, to $.19 in 2004. A reconciliation of GAAP to "as adjusted" results is included in the attached financial tables.
    F. Barry Bays, President and Chief Executive Officer commented, "The momentum we began to build last year has carried into 2004, as evidenced by our first quarter sales and operating results which again exceeded the upper ends of their respective outlook ranges. We have sustained an industry-leading rate of sales growth since early 2003. Notably, during each of the last four consecutive quarters, Wright has achieved annualized sales growth in excess of 20%, both domestically as well as on a worldwide basis overall. These results were driven by continued growth across all product lines, including outstanding first quarter sales performances by our biologics and extremity product lines, which experienced sales growth rates of 29% and 25%, respectively. At the same time, the exceptional performance experienced throughout 2003 by our hip product line continued into the first quarter of 2004, with our domestic hip sales achieving growth of 52% over the prior year first quarter. Our hip business continues to benefit from the success of our LINEAGE(R) ceramic-on-ceramic system, our CONSERVE(R) Total Hip System with BFH(TM) (Big Femoral Head) Technology and our PROFEMUR(R) line of primary stems featuring innovative neck modularity."
    Mr. Bays continued, "In addition to our record sales performance, we also achieved excellent first quarter 2004 profitability results. Our ongoing ability to leverage the Company's existing infrastructure enabled us to grow first quarter operating income by 38% and net income by 37% when compared to the as adjusted results for 2003. Our first quarter operating income of $11.0 million marks the highest quarterly level we have achieved to date as a public company. At the same time, we realized these results while continuing to significantly increase our investment in research and development activities. Looking ahead, our outlook for the rest of 2004 reflects continued outstanding sales and earnings growth."

    Sales Review

    The Company experienced global growth across all its major product lines during the first quarter of 2004, with the Company's hip, extremity, and biologics product lines again posting exceptional growth rates. Specifically, global net sales of the Company's hip, biologics, extremity and knee product lines increased by 41%, 29%, 25% and 16%, respectively, during the first quarter of 2004 when compared to the first quarter of 2003.
    Domestic sales totaled $44.4 million during the first quarter of 2004, representing an increase of 27% compared to the respective year-ago period. First quarter 2004 domestic sales of the Company's hip, biologics, extremity, and knee product lines reflected growth of 52%, 25%, 21% and 13%, respectively.
    International sales totaled $30.5 million during the first quarter, an increase of 30% compared to the first quarter of 2003. The Company's international sales results included favorable foreign currency impacts totaling approximately $3.5 million during the first quarter of 2004.

    Outlook

    The Company has upwardly revised its previously-communicated sales target for the full year 2004 to a range of $292 million to $296 million, and has upwardly-revised its full year 2004 profit outlook, with its operating income target increasing to a range of $42 million to $44.5 million and its earnings per share target increasing to a range of $0.71 to $0.75 per diluted share.
    The Company's anticipated targets for the second quarter of 2004 for net sales are in the range of $72.5 million to $74.5 million, representing sales growth objectives between approximately 17% and 20% for the quarter, with operating income results ranging from $10 million to $11 million and earnings per share results ranging from $0.17 to $0.19 per diluted share. These targets for both the full year and second quarter of 2004 exclude the effect of possible future acquisitions or other material future business developments.
    The Company's anticipated targets for net sales, operating income and earnings per share are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company's actual performance. See the cautionary information about forward-looking statements in the "Safe-Harbor Statement" section of this press release.

    Conference Call

    As previously announced, the Company will host a conference call starting at 3:30 p.m. (Central Time) today. The live dial-in number for the call is 800-915-4836 (domestic)/ 973-317-5319 (international). To access a simultaneous webcast of the conference call via the internet, go to the "Corporate - Investor Information" section of the Company's website located at www.wmt.com. A replay of the conference call by telephone will be available starting at 5:00 p.m. (Central
Time) today and continuing until 10:59 p.m. (Central Time) on May 4, 2004. To hear this replay, dial 800-428-6051 (domestic) or 973-709-2089 (international) and enter the registration number 348148. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the "Corporate - Investor Information - Audio Archives" section of the Company's website located at www.wmt.com.
    The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release or otherwise available in the "Corporate - Investor Information - Supplemental Financial Information" section of the Company's website located at www.wmt.com.
    The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the "Safe-Harbor Statement" section of this press release.

    Non-GAAP Financial Measures

    The Company uses non-GAAP financial measures, such as net income, as adjusted, operating income, as adjusted, and net income, as adjusted, per diluted share. The Company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company's operations, period over period. The measures exclude such items as business development activities, including purchased in-process research and development, and the financial impact of significant litigation, which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

    Safe-Harbor Statement

    This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release, other than statements of historical fact, are forward-looking statements. Forward-looking statements reflect management's current knowledge, assumptions, beliefs, estimates, and expectations and express management's current views of future performance, results, and trends. The Company wishes to caution readers that actual results might differ materially from those described in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the factors discussed in the Company's filings with the Securities and Exchange Commission (including the Company's annual report on Form 10-K for the year ended December 31, 2003), which could cause the Company's actual results to materially differ from those described in the forward-looking statements. Although the Company believes that the forward-looking statements are accurate, there can be no assurance that any forward-looking statement will prove to be accurate. A forward-looking statement should not be regarded as a representation by the Company that the results described therein will be achieved. The Company wishes to caution readers not to place undue reliance on any forward-looking statement. The forward-looking statements are made as of the date of this press release. The Company assumes no obligation to update any forward-looking statement after this date.
    Wright Medical Group, Inc. is a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics. The Company has been in business for more than 50 years and markets its products in over 40 countries worldwide. For more information about Wright Medical, visit our website at www.wmt.com.


                      Wright Medical Group, Inc.
            Condensed Consolidated Statements of Operations
           (in thousands, except per share data--unaudited)

                                               Three Months Ended
                                             ------------------------
                                             March 31,      March 31,
                                                2004           2003
                                             ---------      ---------

Net sales                                    $  74,917      $  58,622
Cost of sales                                   20,386         15,540
                                             ---------      ---------
     Gross profit                               54,531         43,082

Operating expenses:
  Selling, general and administrative           37,134         30,305
  Research and development                       4,982          3,535
  Amortization of intangible assets                942            804
  Stock-based expense                              424            409
  Acquired in-process research and
   development costs                                 -          4,558
                                             ---------      ---------
     Total operating expenses                   43,482         39,611
                                             ---------      ---------
     Operating income                           11,049          3,471
Interest expense, net                              284            266
Other expense (income), net                         38            (30)
                                             ---------      ---------
     Income before income taxes                 10,727          3,235
Provision for income taxes                       4,113          1,234
                                             ---------      ---------
     Net income                              $   6,614      $   2,001
                                             =========      =========

Net income per share, basic                  $    0.20      $    0.06
                                             =========      =========
Net income per share, diluted                $    0.19      $    0.06
                                             =========      =========
Weighted-average number of common shares
 outstanding, basic                             33,077         32,715
                                             =========      =========
Weighted-average number of common shares
 outstanding, diluted                           35,241         34,059
                                             =========      =========


                      Wright Medical Group, Inc.
                      Consolidated Sales Analysis
                   (dollars in thousands--unaudited)

                                              Three Months Ended
                                        ------------------------------
                                         March 31,  March 31,
                                           2004       2003    % change
                                         -------    -------  ---------
Geographic
----------
Domestic                                 $44,377    $35,080      26.5%
International                             30,540     23,542      29.7%
                                         -------    -------  ---------
Total net sales                          $74,917    $58,622      27.8%
                                         =======    =======  =========

Product Line
------------
Hip products                             $24,861    $17,690      40.5%
Knee products                             22,739     19,664      15.6%
Biologics products                        14,720     11,409      29.0%
Extremity products                         9,254      7,430      24.5%
Other                                      3,343      2,429      37.6%
                                         -------    -------  ---------
Total net sales                          $74,917    $58,622      27.8%
                                         =======    =======  =========


                      Wright Medical Group, Inc.
  Reconciliation of Operating Income to Operating Income, As Adjusted
                   (dollars in thousands--unaudited)

                                                   Three Months Ended
                                                   ------------------
                                                   March 31, March 31,
                                                     2004      2003
                                                   -------    -------
Operating income, as reported                      $11,049    $ 3,471
Add:  Acquired in-process research and
 development costs                                       -      4,558
                                                   -------    -------
Operating income, as adjusted                      $11,049    $ 8,029
                                                   =======    =======


                      Wright Medical Group, Inc.
        Reconciliation of Net Income to Net Income, As Adjusted
          (in thousands, except per share data -- unaudited)

                                                  Three Months Ended
                                                 --------------------
                                                 March 31,   March 31,
                                                   2004        2003
                                                  -------     -------
Net income, as reported                           $ 6,614     $ 2,001
Add:  Acquired in-process research and
 development costs, net of tax                          -       2,819
                                                  -------     -------
Net income, as adjusted                           $ 6,614     $ 4,820
                                                  =======     =======

Net income, as adjusted, per share, basic         $  0.20     $  0.15
                                                  =======     =======
Net income, as adjusted, per share, diluted       $  0.19     $  0.14
                                                  =======     =======
Weighted-average number of common shares
 outstanding, basic                                33,077      32,715
                                                  =======     =======
Weighted-average number of common shares
 outstanding, diluted                              35,241      34,059
                                                  =======     =======


                      Wright Medical Group, Inc.
                 Condensed Consolidated Balance Sheets
                   (dollars in thousands--unaudited)

                                              March 31,   December 31,
                                                 2004         2003
                                              ---------     ---------
Assets
Current assets:
  Cash and cash equivalents                    $ 71,016      $ 66,571
  Accounts receivable, net                       60,259        55,821
  Inventories                                    67,479        64,204
  Prepaid expenses and other current
   assets                                        21,879        23,928
                                              ---------     ---------
     Total current assets                       220,633       210,524
                                              ---------     ---------

Property, plant and equipment, net               67,008        66,915
Intangible assets, net                           26,318        29,894
Other assets                                     15,468        14,770
                                              ---------     ---------
   Total assets                                $329,427      $322,103
                                              =========     =========

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                             $ 16,967      $ 14,227
  Accrued expenses and other current
   liabilities                                   42,450        42,814
  Current portion of long-term
   obligations                                    5,984         6,228
                                              ---------     ---------
     Total current liabilities                   65,401        63,269
                                              ---------     ---------
Long-term obligations                            10,955        11,096
Other liabilities                                 7,259         9,420
                                              ---------     ---------
   Total liabilities                             83,615        83,785
                                              ---------     ---------

Stockholders' equity                            245,812       238,318
                                              ---------     ---------
   Total liabilities and stockholders'
    equity                                     $329,427      $322,103
                                              =========     =========

    CONTACT: Wright Medical Group Inc., Arlington
             John K. Bakewell, 901-867-4527